Exhibit 5
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
January 3, 2006
EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
Re: Registration Statement on Form S-3 of EnPro Industries, Inc.
Ladies and Gentlemen:
We have served as counsel to EnPro Industries, Inc., a North Carolina corporation (the “Corporation”), in connection with the preparation by the Corporation of a registration statement on Form S-3 (the “Registration Statement”) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of $172,500,000 aggregate principal amount of the Corporation’s 3.9375% Convertible Senior Debentures due 2015 (the “Debentures”) governed by the Indenture, dated as of October 26, 2005, among the Corporation and Wachovia Bank, National Association, as trustee (the “Indenture”), and up to 5,105,061 shares of the Corporation’s common stock, $.01 par value per share, and associated preferred stock purchase rights, subject to adjustment in accordance with the Indenture, which may be issued upon conversion of the Debentures (the “Shares”), as described in the Registration Statement.
We have examined the Restated Articles of Incorporation of the Corporation, the Amended Bylaws of the Corporation, the form of the Debentures and the Indenture, each of which as filed as an exhibit to the Registration Statement, and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.
We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. In our examination of executed documents, we have assumed that the parties thereto, other than the Corporation, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, other than the Corporation, and the validity and binding effect thereof with respect to such parties.
Based upon the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:
(1)	the Debentures have been duly authorized and constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms and entitled to the benefits provided by the Indenture, except as may be limited by

EnPro Industries, Inc.
January 3, 2006

bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and
(2)	the Shares are duly authorized and when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture will be legally issued, fully paid and nonassessable.
We express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York with respect to instruments and agreements specifically governed by the laws of such jurisdiction, the laws of the State of North Carolina and the federal laws of the United States of America. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assumed no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ Robinson, Bradshaw & Hinson, P.A.